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                                                                     EXHIBIT 21

                         YORK INTERNATIONAL CORPORATION

                         Subsidiaries of the Registrant
                         ------------------------------




Name and Jurisdiction
  of Incorporation
---------------------

                                                            Percent of Ownership
                                                            --------------------

York Air Conditioning and Refrigeration, Inc. (Delaware)            100%
York Foreign Sales Corporation (Barbados)                           100%
York Int'l Ltd. (Canada)                                            100%
York International Limited (UK)                                     100%
York International BV (Netherlands)                                 100%
York International S.p.A. (Italy)                                   100%
York International SA (France)                                      100%
York International Holdings GmbH (Germany)                          100%
York International Mexico S.A. de C.V. (Mexico)                     100%
York Aire S.A. de C.V. (Mexico)                                     100%
York Automatic Snow, Inc. (Delaware)                                100%
York Australia Pty, Ltd. (Australia)                                100%
York Food Systems International Limited (Delaware)                  100%
York International S.A. (Venezuela)                                 100%
Airchal Industries, S.A. (France)                                   100%
Bristol Compressors, Inc. (Delaware)                                100%
Bristol Compressors Purchasing, Inc. (Delaware)                     100%
Bristol Compressors Sparta, Inc. (Delaware)                         100%
Codorus Acceptance Corp. (Delaware)                                 100%
Frigid Coil/Frick, Inc. (Delaware)                                  100%
IMECO, Inc. (Delaware)                                              100%
Miller-Picking of Mississippi, Inc. (Mississippi)                   100%
Viron, Inc. (Missouri)                                              100%
Evcon Holdings Inc. (Delaware)                                      100%
Evcon Industries, Inc. (Delaware)                                   100%
York-MIAC, Inc. (Delaware)                                          100%
York International S.A. (Uruguay)                                   100%
York International A/S (Denmark)                                    100%
York International Pte. Ltd. (Singapore)                            100%
York Airconditioning and Refrigeration FZE (U.A.E.)                 100%
York International (Northern Asia) Limited (Hong Kong)              100%
York Ghuangzhou Air Conditioning and
  Refrigeration Co. Ltd. (China)                                     97%
York International S.A. (Colombia)                                   89%
Aeromaster Industry Co. Ltd. (Thailand)                              85%
York-Wuxi Air Conditioning and Refrigeratioon
  Co. Ltd. (China)                                                   80%
York International Commercial Ltda. (Brazil)                         80%
York Taiwan Company, Inc. (Taiwan)                                   60%